Loan Agreement

between

Dieter Thiemann
Poeppelmannstrasse 4
33428 Harsewinkel

as lender

and

EDI Exploration Drilling International GmbH
Goethestrasse 61
45721 Haltern am See

as borrower.

1.	The lender grants the borrower a loan in the amount of Euro 5,000.00.
2.	The loan shall be paid out by August 6, 2007 at the latest.
3.	The interest rate on the loan shall be 6%. The interest shall be credited to the loan account held by the borrower at the end of a calendar year.
4.	The loan may be repaid at any time, including in partial amounts. The remainder the loan must be repaid on December 31, 2008 at the latest.

Harselwinkel, August 5, 2007

[Signature]
Borrower	Lender
EDI Exploration Drilling International GmbH	Dieter Thiemann